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                                          USAir Group, Inc.
                                             EXHIBIT 11
                                       COMPUTATION OF PRIMARY
                                AND FULLY DILUTED EARNINGS PER SHARE

                                             (unaudited)
                               (in thousands except per share amounts)
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                                                                 Three Months Ended March 31,
                                                             ------------------------------------
                                                                 1994                    1993
                                                                 ----                    ----
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Adjustments to Net Loss
=======================
Loss before accounting change                                  $(196,655)             $ (61,032)
Preferred dividend requirement                                   (19,220)               (16,908)
                                                                --------               --------
Net loss applicable to common stock before accounting
  change                                                        (215,875)               (77,940)
Accounting change                                                      -                (43,749)
                                                                --------               --------
Net loss applicable to common stock and common stock
  equivalents used for primary computation                      (215,875)              (121,689)
Fully Diluted Adjustments
  Assume conversion of preferred stock                            19,220                 16,908
                                                                --------               --------
    Adjusted net loss applicable to common stock
      assuming full dilution                                   $(196,655)             $(104,781)
                                                                ========               ========

Adjustments to Shares Outstanding
=================================
Average number of shares of common stock                          59,274                 47,253
Primary Adjustments
  Assume exercise of options and common stock
    equivalents  1)                                                    -                      -
      Total average number of common and common                 --------               --------
        equivalent shares used for primary computation            59,274                 47,253
                                                                ========               ========

Average number of shares of common stock                          59,274                 47,253
Fully Diluted Adjustments  2)
  Assume exercise of options                                          15                    164
  Assume conversion of preferred stock                            39,156                 30,399
    Total average number of shares assumed to be                --------               --------
      outstanding after full conversion                           98,445                 77,816
                                                                ========               ========
Loss Per Share
==============
Primary 1)
  Before accounting change                                     $   (3.64)             $   (1.65)
  Effect of accounting change                                          -                  (0.92)
                                                                --------               --------
    Primary loss per share                                     $   (3.64)             $   (2.57)
                                                                ========               ========
Fully diluted 2)
  Before accounting change                                     $   (2.00)             $   (0.78)
  Effect of accounting change                                          -                  (0.57)
                                                                --------               --------
    Fully diluted loss per share                               $   (2.00)             $   (1.35)
                                                                ========               ========

1)   The assumed exercise of options and common stock equivalents which are anti-dilutive are not included in the computation and presentation of primary earnings per share.

2)   The assumed exercise of options and conversion of preferred stock are anti-dilutive but are included in accordance with Regulation S-K Item 601(b)(11).
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